EXHIBIT (k)(5)



==============================================================================



                        MASTER BROKER-DEALER AGREEMENT


                                    between


                             THE BANK OF NEW YORK


                                      and


                     -------------------------------------


                       Dated as of __________ ____, 2004



                                  Relating to

                        AUCTION MARKET PREFERRED STOCK

                                      and

                        AUCTION MARKET PREFERRED SHARES

                                      of

                     FUND ASSET MANAGEMENT, L.P. ADVISED /
                MERRILL LYNCH INVESTMENT MANAGERS, L.P. ADVISED

                           MUNICIPAL BOND FUNDS AND
                                 TAXABLE FUNDS


==============================================================================

     BROKER-DEALER AGREEMENT dated as of ___________ ___, 2004 between The Bank of New York, a New York banking corporation (the "Auction Agent") (not in its individual capacity but solely as agent of the registered investment companies, which are either Maryland corporations or Massachusetts business trusts, listed in Exhibit A hereto, as the same may be amended from time to time (individually, a "Fund" and together, the "Funds," unless indicated otherwise), pursuant to authority granted to it in the various Auction Agent Agreements between each of the Funds and the Auction Agent (the "Auction Agent Agreements")), and ______________ (together with its successors and assigns hereinafter referred to as "BD").

     The Funds have duly authorized and issued in different series shares of Auction Market Preferred Shares, in the case of Massachusetts business trusts, or shares of Auction Market Preferred Stock, in the case of Maryland corporations, all with a par value of $.10 per share, $.05 per share or $.025 per share and a liquidation preference of $25,000 per share plus accumulated but unpaid dividends (whether or not earned or declared), pursuant to the Funds' Articles/Certificates (as defined below). The Auction Market Preferred Shares and the shares of Auction Market Preferred Stock are both referred to herein as "AMPS."

     The Fund's Articles/Certificates provide that the dividend rate on the AMPS for the Dividend Period therefor after the Initial Dividend Period shall be the Applicable Rate therefor, which in general, shall be the rate per annum that a commercial bank, trust company or other financial institution appointed by the Funds advises results from implementation of the Auction Procedures (as defined below). The Boards of Directors/Trustees of the Funds have adopted resolutions appointing The Bank of New York as Auction Agent for purposes of the Auction Procedures, and pursuant to Section 2.5(d) of the Auction Agent Agreements, the Funds have requested and directed the Auction Agent to execute and deliver this Agreement.

     The Auction Procedures require the participation of one or more Broker-Dealers.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Auction Agent and BD agree as follows:

     1. Definitions and Rules of Construction.

     1.1 Terms Defined by Reference to the Articles/Certificates. Capitalized terms used but not defined herein shall have the respective meanings specified in the Articles/Certificates of the Funds.

     1.2 Terms Defined Herein. As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

     (a) "Articles/Certificates" shall mean, in the case of the Maryland corporations, the Articles Supplementary, as amended, of the Funds, establishing the powers, preferences and rights of the AMPS filed in the office of the State Department of Assessments and Taxation of Maryland and, in the case of the Massachusetts business trusts, the Certificates of Designation, as amended, of the Funds, establishing the powers, preferences and rights of the AMPS filed in the office of the Secretary of State of The Commonwealth of Massachusetts.


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


     (b) "Auction" shall have the meaning specified in Section 3.1 hereof.

     (c) "Auction Procedures" shall mean the Auction Procedures that are set forth in Paragraph 11 (Municipal Bond Funds) or Paragraph 10 (Taxable Funds) of the Articles/Certificates.

     (d) "Authorized Officer" shall mean each Vice President, Assistant Vice President and Assistant Treasurer of the Auction Agent assigned to the Dealing and Trading Group of its Corporate Trust Department, and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a written communication to BD.

     (e) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

     (f) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

     (g) "Municipal Bond Funds" shall mean the Funds indicated as such in Exhibit A hereto.

     (h) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit B.

     (i) "Taxable Funds" shall mean the Funds indicated as such in Exhibit A hereto.

     1.3 Rules of Construction. Unless the context or use indicates another or a different meaning or intent, the following rules shall apply to the construction of this Agreement:

     (a) Words importing the singular number shall include the plural number and vice versa.

     (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

     (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

     (d) All references herein to a particular time of day shall be to New York City time.

     2. Advance Notice of Allocation of Taxable Income For Municipal Bond Funds. Except as otherwise provided in paragraph 2(f) of the Articles/Certificates of the Municipal Bond Funds, whenever a Municipal Bond Fund intends to include any net capital gains or other income subject to regular Federal income tax in any dividend on shares of any series of AMPS, the Municipal Bond Fund will notify the Auction Agent of the amount to be so included at least five Business Days prior to the Auction Date on which the Applicable Rate for such dividend is to be established. Whenever the Auction Agent receives such notice from a Fund, it will in turn notify BD, who, on or prior to such Auction Date, will notify its Beneficial Owners and Potential Beneficial Owners believed to be interested in submitting an Order in the Auction to be held on such Auction Date. Whenever a Municipal Bond Fund intends to include any additional


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


amounts in a dividend as provided in paragraph 2(f) of the Articles/Certificates, the Fund will notify the Auction Agent of such additional amounts to be so included in such dividend at least five Business Days prior to the applicable Dividend Payment Date. Whenever the Auction Agent receives such notice from a Municipal Bond Fund it will in turn notify the Securities Depository and BD, who, on or prior to the applicable Dividend Payment Date, will notify its Beneficial Owners.

     3. The Auction.

     3.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

     (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for each series of AMPS, for the next Dividend Period therefor. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

     (b) All of the provisions contained in the Auction Procedures and in the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein. In the case of any conflict between the terms of any document incorporated herein by reference and the terms hereof, the Auction Agent is, subject to its obligations as set forth in this Section 3.1, authorized to perform its duties according to the terms thereof, and shall have no liability for doing so.

     (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Paragraph 1 of the Articles/Certificates may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

     (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, a Fund, by notice to BD and all other Broker Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders. The Auction Agent shall have no responsibility or liability in connection with this Section 3.1(d).

     3.2  Preparation for Each Auction.

     (a) Not later than 9:30 A.M. on each Auction Date for the AMPS, the Auction Agent shall advise BD by telephone of the Reference Rate and the Maximum Applicable Rate in effect on such Auction Date.

     (b) In the event that the Auction Date for any Auction shall be changed after the Auction Agent has given the notice referred to in clause (vii) of paragraph (a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to BD not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date. Thereafter, BD promptly shall notify customers of BD that BD believes are Beneficial Owners of shares of AMPS of such change in the Auction Date.

     (c) The Auction Agent from time to time may, but shall not be obligated to, request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of shares of each series of AMPS. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than a Fund; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein; provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if (i) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (ii) it is advised by its counsel that its failure to do so would be unlawful or (iii) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it. The Auction Agent shall transmit any list of customers BD believes are Beneficial Owners of shares of each series of AMPS and information related thereto only to its officers, employees, agents or representatives in the Corporate and Agency Group, who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

     (d) The provisions contained in paragraph 2 of the Articles/Certificates concerning the notification of a Special Dividend Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

     3.3  Auction Schedule; Method of Submission of Orders.

     (a) The Funds and the Auction Agent shall conduct Auctions for each series of AMPS in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Fund, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

                  Time                                 Event
                  ----                                 -----

By 9:30 A.M.                           Auction Agent advises the Funds and
                                       Broker-Dealers of the Reference Rate
                                       and the Maximum Applicable Rate as set
                                       forth in Section 3.2(a) hereof.


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


                  Time                                 Event
                  ----                                 -----

9:30 A.M. - 1:00 P.M.                  Auction Agent assembles information
                                       communicated to it by Broker-Dealers as
                                       provided in Paragraph 11(c)(i)
                                       (Municipal Bond Funds) or Paragraph
                                       10(c)(i) (Taxable Funds) of the
                                       Articles/Certificates. Submission
                                       Deadline is 1:00 P.M.

Not earlier than 1:00 P.M.             Auction Agent makes determinations
                                       pursuant to Paragraph 11(d)(i)
                                       (Municipal Bond Funds) or Paragraph
                                       10(d)(i) (Taxable Funds) of the
                                       Articles/Certificates.

By approximately 3:00 P.M.             Auction Agent advises the Funds of the
                                       results of the Auction as provided in
                                       Paragraph 11(d)(ii) (Municipal Bond
                                       Funds) or Paragraph 10(d)(ii) (Taxable
                                       Funds) of the Articles/Certificates.

                                       Submitted Bids and Submitted Sell
                                       Orders are accepted and rejected in
                                       whole or in part and shares of AMPS are
                                       allocated as provided in Paragraph
                                       11(e) (Municipal Bond Funds) or
                                       Paragraph 10(e) (Taxable Funds) of the
                                       Articles/Certificates.

By approximately 10:00 A.M.            Auction Agent gives notice of the
on the next succeeding                 Auction results as set forth in Section
Business Day                           3.4(a) hereof.

     (b) BD agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in the Auction Procedures of the Articles/Certificates.

     (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit C. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders.

     (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit D, of transfers of shares of any series of AMPS, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit E, of the failure of shares of any series of AMPS to be transferred to or by any Person that purchased or sold shares of any series of AMPS or through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.


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


     3.4  Notice of Auction Results.

     (a) On each Auction Date, the Auction Agent shall notify BD by telephone or by other mutually acceptable electronic means as set forth in paragraph (a) of the Settlement Procedures. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

     (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement Procedures.

     If any Beneficial Owner or Existing Holder selling shares of any series of AMPS in an Auction fails to deliver such shares, the BD of any Person that was to have purchased shares of such series of AMPS in such Auction may deliver to such Person a number of whole shares of such series of AMPS that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of shares of such series of AMPS to be so delivered shall be determined by such BD. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such BD shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of shares of any series of AMPS which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b).

     3.5 Service Charge to Be Paid to BD. On the Business Day next succeeding each Auction Date, the Auction Agent shall pay to BD from moneys received from the Funds an amount equal to:

     (a) in the case of any Auction Date immediately preceding a 7-Day Dividend Period or a 28-Day Dividend Period, the product of

          (i) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (ii) 1/4 of 1%, times (iii) $25,000, times (iv) the sum of
     (A) the aggregate number of AMPS placed by BD in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus
     (B) the aggregate number of AMPS subject to valid Hold Orders (determined in accordance with the Auction Procedures of the Articles/Certificates) submitted to the Auction Agent by BD plus (C) the number of AMPS deemed to be subject to Hold Orders by Beneficial Owners pursuant to the Auction Procedures of the Articles/Certificates that were acquired by such Beneficial Owners through BD and (b) in the case of any Auction Date immediately preceding a


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


     Special Dividend Period, that amount as mutually agreed upon by a Fund and BD, based on the selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, at the commencement of such Special Dividend Period.

     For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any Beneficial Owner who acquired shares of any series of AMPS through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

     4. The Auction Agent.

     4.1  Duties and Responsibilities.

     (a) The Auction Agent is acting solely as agent for the Funds hereunder and owes no fiduciary duties to any other Person by reason of this Agreement. The Auction Agent owes no duties to any person other than BD and the Fund by reason of this Agreement.

     (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

     (c) In the absence of willful misconduct or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in the absence of willful misconduct unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

     The Auction Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; acts of terrorism; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. In no event shall the Auction Agent be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     4.2  Rights of the Auction Agent.

     (a) The Auction Agent conclusively may rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized by this Agreement and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other


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


instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent believes in good faith to have been given by the Funds or by BD. The Auction Agent may record telephone communications with BD.

     (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

     (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

     4.3 Auction Agent's Disclaimer. The Auction Agent makes no representation as to and shall have no liability with respect to the correctness of the recitals in, or the validity, accuracy or adequacy of this Agreement, the Auction Agent Agreement, any offering material used in connection with the offer and sale of the AMPS or any other agreement or instrument executed in connection with the transactions contemplated herein or in any thereof. The Auction Agent shall have no obligation or liability in respect to the registration or exemption therefrom of the AMPS under federal or state securities laws in respect of the sufficiency or the conformity of any transfer of the AMPS pursuant to the terms of the Auction Agent Agreement, any Broker-Dealer Agreement or any other document contemplated hereby or thereby.

     5. Miscellaneous.

     5.1 Termination. BD may terminate this Agreement at any time upon five days' prior written notice to the Auction Agent; provided, however, that if BD is Merrill Lynch, Pierce, Fenner & Smith Incorporated, neither BD nor the Auction Agent may terminate this Agreement without first obtaining the prior written consent of a Fund of such termination, which consent shall not be withheld unreasonably. The Auction Agent shall terminate this Agreement as it relates to each Fund only pursuant to the prior written instruction of such Fund.

     5.2 Participant in Securities Depository; Payment of Dividends in Same-Day Funds.

     (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

     (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the AMPS available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

     5.3 Agent Member. At the date hereof, BD is a participant of the Securities Depository.

     5.4 Communications. Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in


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


connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party, at its address or telecopier number set forth below:

        If to BD
        addressed:                 ___________________________________________

                                   Attention:
                                   Telecopier No.:
                                   Telephone No.:

        If to the Auction          The Bank of New York
        Agent, addressed:          Corporate Trust - Dealing and Trading Group
                                   101 Barclay  Street, 7W
                                   New York, N.Y. 10286

                                   Attention:  Auction Desk
                                   Telecopier No.:  (212) 815-3450
                                   Fax No:          (212) 815-3440



or such other address or telecopier number as such party hereafter may specify for such purpose by written notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

     5.5 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

     5.6 Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Funds, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

     5.7  Amendment; Waiver.

     (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

     (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.


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


     5.8 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Funds without the consent of BD.

     5.9 Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

     5.10 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.


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


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                      THE BANK OF NEW YORK


                                      By:_____________________________________
                                         Name:  Joseph Panepinto
                                         Title:   Vice President



                                      ----------------------------------------


                                      By:_____________________________________
                                         Name:
                                         Title:



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



                                                                     EXHIBIT A
                                                                     ---------

                                 LIST OF FUNDS
                                 -------------
                          (revised ________ __, 2004)

                  Municipal Bond Funds
                  --------------------

                  MuniEnhanced Fund, Inc.
                  MuniHoldings California Insured Fund, Inc.
                  MuniHoldings Florida Insured Fund
                  MuniHoldings Fund, Inc.
                  MuniHoldings Fund II, Inc.
                  MuniHoldings Insured Fund, Inc.
                  MuniHoldings Insured Fund II, Inc.
                  MuniHoldings New Jersey Insured Fund, Inc.
                  MuniHoldings New York Insured Fund, Inc.
                  Muni Intermediate Duration Fund, Inc.
                  Muni New York Intermediate Duration Fund, Inc. MuniVest Fund, Inc.
                  MuniVest Fund II, Inc.
                  MuniYield Arizona Fund, Inc.
                  MuniYield California Fund, Inc.
                  MuniYield California Insured Fund, Inc.
                  MuniYield Florida Fund
                  MuniYield Florida Insured Fund
                  MuniYield Fund, Inc.
                  MuniYield Insured Fund, Inc.
                  MuniYield Michigan Insured Fund II, Inc.
                  MuniYield New York Insured Fund, Inc.
                  MuniYield New Jersey Fund, Inc.
                  MuniYield New Jersey Insured Fund, Inc.
                  MuniYield Pennsylvania Insured Fund
                  MuniYield Quality Fund, Inc.
                  MuniYield Quality Fund II, Inc.

                  Taxable Funds
                  -------------

                  Preferred and Corporate Income Strategies Fund, Inc. Preferred Income Strategies Fund, Inc.

                                                                     EXHIBIT B
                                                                     ---------

                             SETTLEMENT PROCEDURES

                                                                     EXHIBIT C
                                                                     ---------

                             THE BANK OF NEW YORK
                               AUCTION BID FORM

Submit To:  The Bank of New York               Issue:   [NAME OF FUND]
            Securities Transfer Department     Series: _______________________
            101 Barclay Street, 7W             Auction Date: _________________
            New York, New York  10286
            Attention:  Auction Desk
            Telephone:  (212) 815-3450
            Facsimile:   (212) 815-3440

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder:  ____________

BENEFICIAL OWNER

Shares now held    ____________        HOLD                       ____________

BID at rate of     ____________        SELL                       ____________

POTENTIAL BENEFICIAL OWNER

# of shares bid    ____________        BID at rate of             ____________

Notes:

(1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

(2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

(3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.

(4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

(5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

NAME OF BROKER-DEALER  ________________________

Authorized Signature  ________________________

                                                                     EXHIBIT D
                                                                     ---------

 (Note: To be used only for transfers made other than pursuant to an Auction)

                                 TRANSFER FORM

     Re: ____________________________ [NAME OF FUND] Auction Market Preferred Stock, Series ___________________ ("AMPS")

     We are (check one):

|_|  the Existing Holder named below;

|_|  the Broker-Dealer for such Existing Holder; or

|_|  the Agent Member for such Existing Holder.

     We hereby notify you that such Existing Holder has transferred

     ______________ shares of Series ______________ AMPS to
     ____________________________.


                                       ---------------------------------------
                                       (Name of Existing Holder)



                                       ---------------------------------------
                                       (Name of Broker-Dealer)



                                       ---------------------------------------
                                       (Name of Agent Member)



                                       By:  ___________________________________
                                       Printed Name:
                                       Title:

                                                                     EXHIBIT E
                                                                     ---------

  (To be used only for failures to deliver AMPS sold pursuant to an Auction)

                        NOTICE OF A FAILURE TO DELIVER

Complete either I or II
-----------------------

     I. We are a Broker-Dealer for ____________________ (the "Purchaser"), which purchased _________ shares of Auction Market Preferred Stock ("AMPS") Series _________, of_____________ [NAME OF FUND] in the
          Auction held on _________________ from the seller of such shares.

    II. We are a Broker-Dealer for ____________________ (the "Seller"), which sold ____________ shares of AMPS Series ___________________
          AMPS of __________ [NAME OF FUND] in the Auction held on ______________ to the Purchaser of such shares.

          We hereby notify you that (check one) -

               ____ the Seller failed to deliver such shares to the Purchaser

               ____ the Purchaser failed to make payment to the Seller upon delivery of such shares

                                       Name:_________________________________
                                                 (Name of Broker-Dealer)

                                       By:___________________________________
                                               Printed Name:
                                               Title: